Exhibit 99.1

Media: Debbie Mitchell (614) 757-6225 debbie.mitchell@cardinalhealth.com	Investors: Sally Curley (614) 757-7115 sally.curley@cardinalhealth.com

CARDINAL HEALTH TO ACQUIRE ASSURAMED,

LEADING DIRECT-TO-HOME MEDICAL SUPPLIES DISTRIBUTOR FOR $2.07 BILLION

  Enables Cardinal Health to serve the growing population of aging and chronically ill as care moves increasingly to the home
  Expands Cardinal Health’s ability to deliver cost-effective solutions across the continuum of care, broadening product portfolio and scale
  Fiscal year 2013 non-GAAP earnings per share (EPS)1 accretion is expected to be $.02 - $.03; at least $.18 accretive in FY 2014

DUBLIN, Ohio, Feb. 14, 2013 —Cardinal Health today announced plans to acquire privately held AssuraMed, a leading provider of medical supplies to patients in the home, for $2.07 billion, or $1.94 billion, net of the present value of tax benefits. The acquisition will be financed with a combination of $1.3 billion in new senior unsecured notes and the remainder in cash. The transaction is expected to close by early April 2013.

“AssuraMed is a natural extension of the Cardinal Health businesses and of our mission to be essential to care. The acquisition of this industry leader allows us to serve the growing number of Americans treated in home settings – particularly those patients recovering from acute episodes and those suffering with chronic diseases. This is a platform opportunity for Cardinal Health products and services which will be increasingly important as the delivery of care migrates to more cost-effective settings,” said George Barrett, chairman and chief executive officer of Cardinal Health.

“It has been a central component of our strategy to help enable the health care system by serving patients throughout the continuum of care. This acquisition further aligns us with key trends including demographic shifts and increased consumerism,” Barrett noted. “AssuraMed has an outstanding management team, a mission closely aligned with ours, and a track record of extraordinary customer service and outstanding financial performance. We will be very excited to welcome the AssuraMed team to the Cardinal Health organization.”

Assuming the transaction closes by early April 2013, Cardinal Health expects accretion of $.02 - $.03 to its existing non-GAAP fiscal 2013 earnings per share guidance range. For fiscal 2014, the company estimates non-GAAP EPS accretion of at least $.18 per share, including the cost of an incremental $.08 - $.09 per share of interest expense associated with financing the transaction. The company did not provide the preliminary estimates of the impact of the transaction on fiscal 2013 and 2014 GAAP EPS since the impact is dependent on the timing of the closing and final valuation of intangible assets. Cardinal Health expects the amortization of acquisition-related intangible assets, which are excluded from its non-GAAP EPS, to be a significant expense in fiscal 2013 and 2014.

With annual sales in calendar year 2012 of approximately $1 billion, which includes the sales of the recently acquired Invacare Supply Group, AssuraMed currently serves more than 1 million patients nationally with more than 30,000 products. The company operates through two separate businesses, Independence Medical and Edgepark Medical Supplies. In addition to broadening Cardinal Heath’s reach into the home, AssuraMed’s expertise in products for specific disease categories and small parcel logistics will significantly enhance Cardinal Health’s ability to service customers across the broad ambulatory care channel, including care sites such as physician offices and in support of home health agencies. This will also allow Cardinal Health to provide a comprehensive solution for integrated delivery network, retail pharmacy and medical equipment provider customers, who are currently delivering services to the home. The AssuraMed acquisition will also bring additional value to these customers through medical billing expertise and a comprehensive set of relationships with commercial and government payors.

“We are very excited about becoming part of Cardinal Health. Cardinal Health has a long and successful tradition in providing health care solutions to its customers and we know this expertise will enable AssuraMed to move even farther and faster in building out our home care business,” said Michael Petras, AssuraMed CEO.

After the transaction is complete, Cardinal Health will supply the home health care channel with product lines including ostomy, diabetes, insulin therapy, urological, wound care and incontinence. The company also expects to use this acquisition as a platform to begin offering a variety of its current product offerings in the direct-to-home channel.

Advantages of the acquisition

  Furthers Cardinal Health’s leadership in providing broadest products and services from the hospital to the home
  Strategically aligned with where health care is moving, to ambulatory care and more cost-effective settings
  Growing channel allows Cardinal Health to serve patients with chronic diseases or receiving post-acute care
  Extends Cardinal Health core capabilities to the home with specialized and scalable platform
  Enhances Cardinal Health’s payor relationships and expertise
  Close to Cardinal Health DNA in operations management and logistics, customer service orientation, product lines and company culture
  Opportunity to deliver Cardinal Health-branded medical products direct to patients/consumers and local Home Medical Equipment providers
  Extends Cardinal Health offering to retail pharmacy and health system customers
  Brings incremental expertise in small parcel fulfillment, enabling growth in physician offices
  Creates a robust platform for future Cardinal Health product and service offerings

AssuraMed facts

  $1billion calendar 2012 revenues (including revenues of Invacare Supply Group, acquired by AssuraMed in January 2013)
  Excellent growth platform in a large segmented channel
  Serving more than1 million patients, offering 30,000 products;12 distribution centers
  Strong brands, value-added small parcel distribution capabilities, industry-leading reimbursement platform and a focus on customer service
  Proprietary, regulatory compliant medical billing and reconciliation infrastructure; more than 1,000 payor contracts
  More than 6,000 patient touch points daily
  Growing, recurring revenue streams and strong customer retention
  Experienced healthcare management team with proven track record

The closing of this transaction is subject to customary closing conditions, including regulatory clearances. The necessary AssuraMed shareholder approvals from Clayton, Dubilier, & Rice,

LLC and GS Capital Partners have already been obtained. Cardinal Health also obtained a commitment letter from BofA Merrill Lynch for a new $1.3 billion senior unsecured bridge term loan in connection with the planned acquisition. Cardinal Health was advised by BofA Merrill Lynch and Wachtell, Lipton, Rosen & Katz. Clayton, Dubilier, & Rice and GS Capital Partners were advised by J.P. Morgan, Goldman, Sachs & Co., and Debevoise & Plimpton LLP.

CONFERENCE CALL

Cardinal Health will host a webcast and conference call today at 8:30 a.m. Eastern to discuss plans to acquire AssuraMed. To access the call and corresponding slide presentation, go to the Investors page at cardinalhealth.com. The call also can be accessed by dialing 224.357.2209, using conference ID 114 73589.

There is no pre-registration for the call; however, participants are advised to dial into the call at least 10 minutes prior to the start time. Presentation slides and an audio replay will be archived on the website after the conclusion of the meeting. The audio replay will be available until February 20, 2013 by dialing 855.859.2056 or 404.537.3406, using conference ID 114 73589.

NON-GAAP FINANCIAL MEASURES (INCLUDING FOOTNOTE)

Footnote (1) Non-GAAP earnings per share from continuing operations: Earnings from continuing operations (A) excluding (1) restructuring and employee severance, (2) acquisition-related costs (including amortization of acquisition-related intangible assets), (3) impairments and loss on disposal of assets, (4) litigation (recoveries)/charges, net, and (5) other spinoff costs, each net of tax, (B) divided by diluted weighted average shares outstanding.

Cardinal Health presents non-GAAP earnings per share from continuing operations on a forward-looking basis. The most directly comparable forward-looking GAAP measure is earnings from continuing operations. The company is unable to provide a quantitative reconciliation of this forward-looking non-GAAP measure to the most directly comparable forward-looking GAAP measure, because the company cannot reliably forecast restructuring and employee severance, acquisition-related costs (including amortization of acquisition-related intangible assets for the AssuraMed acquisition), impairments and loss on disposal, and litigation (recoveries)/charges, which are difficult to predict and estimate. Please note that the unavailable reconciling items could significantly impact the company's future financial results.

About Cardinal Health

Headquartered in Dublin, Ohio, Cardinal Health, Inc. (NYSE: CAH) is a $108 billion health care services company that improves the cost-effectiveness of health care. As the business behind health care, Cardinal Health helps pharmacies, hospitals, ambulatory surgery centers and physician offices focus on patient care while reducing costs, enhancing efficiency and improving quality. Cardinal Health is an essential link in the health care supply chain, providing pharmaceuticals and medical products to more than 60,000 locations each day. The company is also a leading manufacturer of medical and surgical products, including gloves, surgical apparel and fluid management products. In addition, the company supports the growing diagnostic industry by supplying medical products to clinical laboratories and operating the nation's largest network of radiopharmacies that dispense products to aid in the early diagnosis and treatment of disease. Ranked #21 on the Fortune 500, Cardinal Health employs more than 30,000 people worldwide. More information about the company may be found at cardinalhealth.com and @CardinalHealth on Twitter.

About AssuraMed

Headquartered in Twinsburg, Ohio, AssuraMed is a leading mail-order, direct-to-customer provider of disposable medical products to chronic disease patients. The company operates through two segments, Independence Medical and Edgepark Medical Supplies. Independence Medical serves as an outsourced supply chain for over 12,000 commercial customers, including durable medical equipment suppliers, independent pharmacies and wholesale distributors. Edgepark contracts directly with over 600 managed care organizations (MCOs) to provide direct-to-patient home delivery of products to hundreds of thousands of patients, while also providing MCOs with value-added services that drive utilization, billing efficiencies and patient compliance. Funds managed by private equity firms Clayton, Dubilier & Rice and Goldman Sachs' GS Capital Partners are AssuraMed's primary shareholders. For detailed company information visit www.AssuraMed.com.

Cautions Concerning Forward-Looking Statements

This news release contains forward-looking statements addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. These statements may be identified by words such as "expect," "anticipate," "intend," "plan," "believe," "will," "should," "could," "would," "project," "continue," “likely,” and similar expressions, and include statements reflecting future results or guidance, statements of outlook and expense accruals. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties include the ability to successfully complete the proposed acquisition on a timely basis, including receipt of required regulatory approvals; the ability to retain customers and employees of the acquired business and to successfully integrate the acquired business into our operations; the ability to achieve the expected benefits from the acquisition, including the expected accretion in earnings; the conditions of the credit markets and an ability to issue debt on acceptable terms; competitive pressures in Cardinal Health's various lines of business; the loss of one or more key customer or supplier relationships or changes to the terms of those relationships, including our relationships with CVS Caremark Corporation and Walgreen Co.; the timing of generic and branded pharmaceutical introductions and the frequency or rate of pharmaceutical price appreciation or deflation; uncertainties due to government health care reform including federal health care reform legislation; changes in the distribution patterns or reimbursement rates for health care products and services; the effects of any investigation or action by any regulatory authority; changes in the cost of commodities such as oil-based resins, cotton, latex and diesel fuel; uncertainties concerning Cardinal Health’s ability to achieve the expected benefits of its Medical segment’s business transformation project. Cardinal Health is subject to additional risks and uncertainties described in Cardinal Health's Form 10-K, Form 10-Q and Form 8-K reports and exhibits to those reports. This news release reflects management's views as of Feb.14, 2013. Except to the extent required by applicable law, Cardinal Health undertakes no obligation to update or revise any forward looking statement.

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